UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2019

TRIPADVISOR, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35362	80-0743202
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 1st Avenue Needham, MA 02494
(Address of Principal Executive Offices) (Zip Code)

(781) 800-5000

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TRIP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 16, 2019, Geoffrey Gouvalaris, age 52, was appointed Chief Accounting Officer of TripAdvisor, Inc. (the “Company”).  Since 2011, Mr. Gouvalaris, has served in accounting roles of increasing responsibility within the Company, most recently as the Company’s Vice President – Accounting and Financial Reporting.  Prior to that, from 1998 and until 2010, Mr. Gouvalaris held several accounting roles of increasing responsibility at Interactive Data Corporation, including serving as Corporate Controller. Mr. Gouvalaris began his career in accountancy at Deloitte. Mr. Gouvalaris is a Certified Public Accountant (CPA) as well as a Chartered Global Management Accountant (CGMA), and earned his bachelor’s degree in accounting from University of Massachusetts, Amherst, and his Master of Business Administration from Bentley University.  Mr. Gouvalaris’ new title will be Vice President – Accounting, and Chief Accounting Officer.

There is no arrangement or understanding between Mr. Gouvalaris and any other person(s) pursuant to which he was selected as Chief Accounting Officer. Mr. Gouvalaris does not have any family relationships with any director, executive officer or person nominated to or chosen by the Company to become a director or executive officer of the Company.  Mr. Gouvalaris is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPADVISOR, INC.

Date: December 17, 2019	By:	/S/ ERNST TEUNISSEN
Ernst Teunissen
Chief Financial Officer

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